Exhibit 10(n)

                                 AMENDMENT NO. 3
                      TO THE MCI COMMUNICATIONS CORPORATION
                                STOCK OPTION PLAN


     The MCI Communications Corporation Stock Option Plan is hereby amended, effective November 1, 1996, in the following respects:

  1.       Section 1.4 is restated in its entirety to read as follows:

     "1.4  Types of Awards  Under the Plan

     Awards may be made under the Plan in the form of stock options ("options"), stock appreciation rights, restricted stock, performance shares and incentive stock units, and other awards as may be permitted under the Plan from time to time, all as more fully set forth in Article II."

     2.  Sections  2.7,  2.8  and  2.9  are   renumbered   2.8,  2.9  and  2.10,
respectively, references in the Plan to such sections are modified accordingly, and a new Section 2.7 is added to read as follows:


    "2.7     Grant of Incentive Stock Units

     (a) The Committee may grant an award of incentive stock units, each of which shall entitle the grantee to receive one share of Common Stock at the maturity date specified in such award. Incentive stock unit awards may be made independently of or in connection with any other award under the Plan.





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     (b) At the time of grant,  the Committee shall specify the date or dates on which the incentive stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Such dates may be earlier than the maturity date of the award. In the event of the termination of the grantee's employment by the Company and its subsidiaries for any reason, incentive stock units that have not become nonforfeitable shall be forfeited and cancelled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an award.

     (c) At the maturity date applicable to a grant of incentive stock units, the Company shall transfer to the grantee one unrestricted, fully transferable share of Common Stock for each such incentive stock unit. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Common Stock; provided, however, that such price shall be no less than par value in the case of any newly issued share of Common Stock, if required by applicable law."

     3. The first sentence of Section 3.4 is deleted and replaced by the following two sentences:

     "Whenever under the Plan there is a transfer of shares of Common Stock, or a cash payment, or the vesting of an award, such transfer, payment or vesting shall be subject to applicable withholding requirements imposed by any tax (including, without limitation, FICA) or other law. The Company shall have the right to require as a condition of any such transfer, payment or vesting that the key employee remit an amount sufficient in the opinion of the Company to satisfy all withholding requirements related thereto."





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     4. Section 3.11(b) is amended by the addition of the following  sentence at the end thereof:

     "The maturity date of any outstanding incentive stock unit shall likewise be automatically accelerated and unrestricted shares of Common Stock shall be transferred to the holders thereof in accordance with Section 2.7(c)."

     5. The first sentence of Section 2.5(a) is restated in its entirety to read as follows:

     "The Committee may grant a restricted stock award entitling the recipient to acquire shares of Common Stock for a purchase price, if any, determined by the Committee; provided, however, that such price shall be no less than par value in the case of any newly issued share of Common Stock, if required by applicable law."

                                          MCI COMMUNICATIONS CORPORATION


                                          By: /s/ Bert C. Roberts, Jr.
                                             ---------------------------
                                              Bert C. Roberts, Jr.
                                              Chairman

ATTEST:

/s/ C. Bolton-Smith, Jr.
-------------------------
C. Bolton-Smith, Jr.
Secretary